Exhibit 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE CASSIDY COMPANIES, INC.


     The Cassidy Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated on March 14, 1991, and its original Certificate of Incorporation was filed with the Secretary of the State of Delaware on the same date.

     2. The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the By-Laws of the Corporation and Section 141 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), duly adopted resolutions proposing and declaring advisable the adoption of the Amended and Restated Certificate of Incorporation of the Corporation in the form hereof.

     3. Holders of at least a majority of the outstanding shares of capital stock of the Corporation, in accordance with the By-Laws of the Corporation and
Section 228 of the Delaware General Corporation Law, duly approved the Amended and Restated Certificate of Incorporation of the Corporation in the form hereof.

     4. Having been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions previously filed with the Secretary of the State of Delaware.

     5. The text of the Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:

ARTICLE 1. CORPORATE TITLE

     The name of the Corporation is THE CASSIDY COMPANIES, INC.

ARTICLE 2. PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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ARTICLE 3. CAPITAL STOCK

     3.1. Authorized Shares

     The total number of shares of all classes which the Corporation shall have authority to issue is 55,000,000 shares, of which (i) 5,000,000 shares, par value $1.00 per share, shall be Preferred Stock ("Preferred Stock") and (ii) 50,000,000 shares, par value $0.01 per share, shall be common stock ("Common Stock"). The relative powers and preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as set forth hereinafter.

     3.2. Serial Preferred Stock

     Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the Board of Directors may determine. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, determination of any of the following:

          (i) the distinctive serial designation and the number of shares constituting a series;

          (ii) the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (iii) the voting powers full or limited, if any, of the shares of such series;

          (iv) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes or to any series of any class or classes, of stock of the Corporation ranking junior to the Preferred Stock;

          (v) whether the shares shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and


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          (vi)  any other designations, preferences, and relative,
     participating, optional or other special rights, and qualifications, limitations or restrictions of such series as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     3.3. Common Stock

     Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the stockholders. There shall be no cumulative voting in the election of directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as liquidation), after payment or provision for payment of the debts and other payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock hereafter authorized shall be entitled upon liquidation, the holders of shares of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

ARTICLE 4. DIRECTORS

     4.1. Management of Business and Affairs of the Corporation

     The business and affairs of the Corporation shall be managed by or under the directors of the Board of Directors.

     4.2. Number of Directors

     The Board of Directors shall consist of nine (9) directors. The Board of Directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible; and provided further, that no decrease in the number of directors shall affect the term of any director then in office.


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     4.3. Classes of Directors

     The Board of Directors shall initially be divided into three classes, designated as Class I, Class II and Class III, where three (3) directors shall be in Class I, two (2) directors shall be in Class II and two (2) directors shall be in Class III. The initial term of Class I directors shall expire at the annual meeting of stockholders in 1999, that of Class II shall expire at the annual meeting in 2000, and that of Class III directors shall expire at the annual meeting in 2001, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

     Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Except as set forth in this Certificate and the By-Laws with respect to vacancies, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the duly constituted meeting and entitled to vote on the election of directors.

     4.4. Nomination of Directors

     The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such other nomination(s) is submitted in writing to the Secretary of the Corporation no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominating stockholder and the number of shares of the Corporation's stock owned, directly or indirectly, by the nominating stockholder. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.4 of the By-Laws with respect to vacancies, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. Directors need not be stockholders.

     4.5. Vacancies

     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.


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     4.6. Removal of Directors

     No director may be removed except for cause and then only at a duly constituted meeting of stockholders called for such purpose. At least ninety
(90) days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. The term "cause" shall mean (i) conduct, whether or not as a director of the Corporation or any subsidiary, involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties or (ii) conduct, whether or not as a director of the Corporation or any subsidiary, involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law.

     4.7. Limitation of Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article 4.7. by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 5. MEETINGS OF STOCKHOLDERS

     5.1. Action at Meetings

     Any action required to be taken at any annual meeting or special meeting shall be taken at such annual meeting or special meeting. Any such action may not be taken by written consent in lieu of a meeting, unless such consent is unanimous.

     5.2. Business at Meetings

     Any Corporation stockholder may submit business items to be presented at the annual meeting or a special meeting, provided such submission is made in writing to the Secretary of the Corporation no earlier than one hundred twenty
(120) days and no later than ninety (90) days prior to such annual or special meeting of stockholders, together with the identity of the stockholder submitting such item and the number of shares of the Corporation's stock owned, directly or indirectly, by such stockholder.


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     5.3. Special Meetings

     Special meetings of the stockholders may be called solely by the Board of Directors or the Chairman.

ARTICLE 6. BY-LAWS

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders.

ARTICLE 7. REGISTERED OFFICE

     The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 8. CORPORATE EXISTENCE

     The Corporation is to have perpetual existence.

ARTICLE 9. INDEMNIFICATION

     9.1. Authorization of Indemnification

     Each person who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection


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therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Article 9.2. hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 9.1. shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 9.1. or otherwise.

     9.2. Right of Claimant to Bring Action Against the Corporation

     If a claim under Article 9.1. is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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     9.3. Non-exclusivity

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     9.4. Insurance

     The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self-insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.

     9.5. Advance Payments

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

ARTICLE 10. AMENDMENT OF CERTIFICATE OF INCORPORATION

     Except as set forth in this Article 10 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative note of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose and thereafter approved by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at the duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in Articles 3, 4, 5, 6 or this Article 10, such amendment must be approved by at least two-thirds of the shares entitled to vote thereon rather than a majority.


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     IN WITNESS WHEREOF, The Cassidy Companies, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this ____ day of July, 1998.


                                                 The Cassidy Companies, Inc.


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


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